COMPUTATION OF RATIOS                                                 EXHIBIT 12

A.  RATIO OF EARNINGS TO FIXED CHARGES
       (dollars in thousands)

                                                                                      Year Ended December 31,
                                                           -----------------------------------------------------------------------
                                                               1998           1997           1996           1995          1994
                                                           -------------  ------------- --------------  ------------- ------------
INCLUDING INTEREST ON DEPOSITS
Earnings:

Income before income taxes...............................  $  1,254,065   $  1,022,108  $     731,294   $    584,601  $   441,101
Fixed charges............................................     1,238,596      1,035,069        755,884        609,742      316,647
Interest capitalized during period, net of
  amortization of previously capitalized interest........        (5,400)        (4,967)        (2,370)        (3,409)        (683)
                                                           -------------  ------------- --------------  ------------- ------------
Earnings, for computation purposes.......................  $  2,487,261   $  2,052,210  $   1,484,808   $  1,190,934  $   757,065
                                                           =============  ============= ==============  ============= ============


Fixed Charges:

Interest on deposits, short-term borrowings,
 and long-term debt and bank notes,
 expensed or capitalized.................................  $  1,229,503   $  1,023,765  $     746,008   $    600,047  $   308,242
Portion of rents representative of the interest factor...         9,093         11,304          9,876          9,695        8,405
                                                           -------------  ------------- --------------  ------------- ------------
Fixed charges, including interest on deposits,
  for computation purposes...............................  $  1,238,596   $  1,035,069  $     755,884   $    609,742  $   316,647
                                                           =============  ============= ==============  ============= ============

Ratio of earnings to fixed charges,
  including interest on deposits.........................          2.01           1.98           1.96           1.95         2.39

EXCLUDING INTEREST ON DEPOSITS

Earnings:

Income before income taxes...............................  $  1,254,065   $  1,022,108  $     731,294   $    584,601  $   441,101
Fixed charges............................................       422,492        341,149        227,999        171,585       94,495
Interest capitalized during period, net of
  amortization of previously capitalized interest........        (5,421)        (4,988)        (2,391)        (3,430)           -
                                                           -------------  ------------- -------------   ------------- ------------
Earnings, for computation purposes.......................  $  1,671,136   $  1,358,269  $     956,902   $    752,756  $   535,596
                                                           =============  ============= ==============  ============= ============


Fixed Charges:

Interest on short-term borrowings,
  and long-term debt and bank notes,
  expensed or capitalized................................  $    413,399   $    329,845  $     218,123   $    161,890  $    86,090
Portion of rents representative of the interest factor...         9,093         11,304          9,876          9,695        8,405
                                                           -------------  ------------- --------------  ------------- ------------
Fixed charges, excluding interest on deposits,
 for computation purposes................................  $    422,492   $    341,149  $     227,999   $    171,585  $    94,495
                                                           =============  ============= ==============  ============= ============


Ratio of earnings to fixed charges, excluding
 interest on deposits....................................          3.96           3.98           4.20           4.39         5.67


The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges less interest capitalized during the period, net of amortization of previously capitalized interest, by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative of interest.

B. RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                      (dollars in thousands)

                                                                                      Year Ended December 31,
                                                                --------------------------------------------------------------------
                                                                   1998           1997          1996          1995            1994
                                                                -------------  ------------  ------------  ------------  -----------
INCLUDING INTEREST ON DEPOSITS
Earnings:

Income before income taxes....................................  $  1,254,065   $ 1,022,108   $   731,294   $   584,601   $  441,101
Fixed charges.................................................     1,238,596     1,035,069       755,884       609,742      316,647
Interest capitalized during period, net of
  amortization of previously capitalized interest.............        (5,400)       (4,967)       (2,370)       (3,409)        (683)
                                                                -------------  ------------  ------------  ------------  -----------

Earnings, for computation purposes............................  $  2,487,261   $ 2,052,210   $ 1,484,808   $ 1,190,934   $  757,065
                                                                =============  ============  ============  ============  ===========


Fixed Charges and Preferred Stock Dividend Requirements:
Interest on deposits, short-term borrowings,
 and long-term debt and bank notes,
 expensed or capitalized......................................  $  1,229,503   $ 1,023,765   $   746,008   $   600,047   $  308,242
Portion of rents representative of the interest factor........         9,093        11,304         9,876         9,695        8,405
                                                                -------------  ------------  ------------  ------------  -----------

Fixed charges.................................................     1,238,596     1,035,069       755,884       609,742      316,647
Preferred stock dividend requirements (a).....................        23,089        32,065        23,269         2,432            -
                                                                -------------  ------------  ------------  ------------  -----------

Fixed charges and preferred stock dividend requirements,
 including interest on deposits, for computation purposes.....  $  1,261,685   $ 1,067,134   $   779,153   $   612,174   $  316,647
                                                                =============  ============  ============  ============  ===========


Ratio of earnings to combined fixed charges and preferred
 stock dividend requirements, including interest on deposits            1.97          1.92          1.91          1.95         2.39

EXCLUDING INTEREST ON DEPOSITS

Earnings:

Income before income taxes....................................  $  1,254,065   $ 1,022,108   $   731,294   $   584,601   $  441,101
Fixed charges.................................................       422,492       341,149       227,999       171,585       94,495
Interest capitalized during period, net of
  amortization of previously capitalized interest.............        (5,421)       (4,988)       (2,391)       (3,430)           -
                                                                -------------  ------------  ------------  ------------  -----------

Earnings, for computation purposes............................  $  1,671,136   $ 1,358,269   $   956,902   $   752,756   $  535,596
                                                                =============  ============  ============  ============  ===========


Fixed Charges and Preferred Stock Dividend Requirements:
Interest on short-term borrowings,
  and long-term debt and bank notes,
  expensed or capitalized.....................................  $    413,399   $   329,845   $   218,123   $   161,890   $   86,090
Portion of rents representative of the interest factor........         9,093        11,304         9,876         9,695        8,405
                                                                -------------  ------------  ------------  ------------  -----------

Fixed charges.................................................       422,492       341,149       227,999       171,585       94,495
Preferred stock dividend requirements (a).....................        23,089        32,065        23,269         2,432            -
                                                                -------------  ------------  ------------  ------------  ----------

Fixed charges and preferred stock dividend requirements,
  excluding interest on deposits, for computation purposes....  $    445,581   $   373,214   $   251,268   $   174,017   $   94,495
                                                                =============  ============  ============  ============  ===========

Ratio of earnings to combined fixed charges and
  preferred stock dividend requirements, excluding
  interest on deposits........................................          3.75          3.64          3.81          4.33         5.67

(a) Preferred stock dividend requirements are adjusted to represent a pretax earnings equivalent.

The ratio of earnings to combined fixed charges and preferred stock dividend requirements is computed by dividing income before income taxes and fixed charges less interest capitalized during the period, net of amortization of previously capitalized interest, by fixed charges and preferred stock dividend requirements. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative of interest. The preferred stock dividend requirements represent the pretax earnings which would have been required to cover the dividend requirements on our preferred stock outstanding. We did not have any preferred stock outstanding during the period prior to 1995 presented above and accordingly there were no preferred stock dividend requirements during this period.